UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Rd, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust II, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated December 29, 2016, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of the 11 self storage facilities, (the “11 Property Portfolio”) from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01.	Financial Statements

Independent Auditor’s Report

The Board of Directors and Stockholders

Strategic Storage Trust II, Inc.

We have audited the accompanying combined statement of revenue and certain operating expenses (the “combined financial statement”) of the 11 self storage properties located in North Carolina (the “11 Property Portfolio”) for the year ended December 31, 2015, and the related notes to the combined financial statement.

Management’s Responsibility for the Financial Statement

Management of the sellers of the 11 Property Portfolio is responsible for the preparation and fair presentation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statement of the 11 Property Portfolio for the year ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the 11 Property Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California

March 6, 2017

11 Property Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2015 and the Period from

January 1, 2016 through September 30, 2016 (Unaudited)

	Year ended December 31, 2015	Period from January 1, 2016 through September 30, 2016 (Unaudited)

Revenue
Rental revenue	$6,312,165	$4,956,518
Other operating income	362,045	272,146

Total revenue	6,674,210	5,228,664

Certain operating expenses
Property operating expenses	921,700	802,790
Salaries and related expenses	799,046	641,780
Marketing expense	169,416	96,402
Property insurance	103,446	88,820
Real estate taxes	220,520	187,294

Total certain operating expenses	2,214,128	1,817,086

Revenue in excess of certain operating expenses	$4,460,082	$3,411,578

See Notes to Combined Statements of Revenue and Certain Operating Expenses.

11 Property Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2015 and the Period from

January 1, 2016 through September 30, 2016 (Unaudited)

Note 1 - Organization and basis of presentation

The combined financial statement includes the revenue and certain operating expenses of the 11 self storage properties located in North Carolina (the “11 Property Portfolio”). Strategic Storage Trust II, Inc. (the “Company”) acquired 11 self storage properties and two parcels of land located in North Carolina on December 30, 2016 for a purchase price of $92.8 million, plus closing costs and acquisition fees.

The accompanying combined financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statement is not representative of the actual operations of the 11 Property Portfolio for the period presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the 11 Property Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the 11 Property Portfolio. Therefore, the combined financial statement may not be comparable to a combined statement of operations for the 11 Property Portfolio after its acquisition by the Company. Except as noted above, management of the seller of the 11 Property Portfolio is not aware of any material factors relating to the 11 Property Portfolio for the year ended December 31, 2015 that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property operations

Certain operating expenses represent the direct expenses of operating the 11 Property Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the 11 Property Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the 11 Property Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The 11 Property Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the 11 Property Portfolio, any liability resulting from such litigation would not be material in relation to the 11 Property Portfolio’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through March 6, 2017, the date the combined financial statement was available to be issued.

STRATEGIC STORAGE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016 has been prepared to give effect to the acquisition of the 11 Property Portfolio as if it were completed on September 30, 2016 by the Company.

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2015, and for the nine months ended September 30, 2016 gives effect to the acquisition of the following properties (collectively, the “Pro Forma Properties”) as if they were completed on January 1, 2015 by Strategic Storage Trust II, Inc. (the “Company,” “we,” “us,” “our”):

•	21 Property Portfolio (21 properties acquired in four phases - seven properties on January 23, 2015, five on January 29, 2015, seven on February 5, 2015, and two on February 19, 2015);

•	Five Property Portfolio (five properties acquired in three phases – three properties on May 8, 2015, one on May 21, 2015 and one on May 28, 2015);

•	Foley Property (one property acquired on September 11, 2015);

•	Tampa Property (one property acquired on November 3, 2015);

•	Boynton Beach Property (one property acquired on January 7, 2016);

•	Lancaster II Property (one property acquired on January 11, 2016);

•	Toronto Portfolio (three properties acquired on February 11, 2016);

•	Appleby Portfolio (two properties acquired on February 29, 2016);

•	Seven Property Portfolio (seven properties acquired on April 20, 2016);

•	Port St. Lucie Property (one property acquired on April 29, 2016);

•	Sacramento Property (one property acquired on May 9, 2016);

•	Oakland and Concord Properties (two properties acquired on May 18, 2016);

•	Florida and Maryland Property Portfolio (11 properties acquired on June 1, 2016);

•	Sonoma Property (one property acquired on June 14, 2016);

•	Las Vegas I Property (one property acquired on July 28, 2016);

•	Las Vegas II Property (one property acquired on September 23, 2016);

•	Las Vegas III Property (one property acquired on September 27, 2016); and

•	11 Property Portfolio (11 properties on December 30, 2016).

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of operations of the Company and the historical combined statements of operations of the acquisitions noted above.

The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016 and the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2016 sets forth the Company’s historical consolidated statements of operations which are derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the nine months ended September 30, 2016. The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015.

The information included in the “11 Property Portfolio” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 sets forth the acquisition’s historical statement of operations from January 1, 2015 through December 31, 2015 and January 1, 2016 through September 30, 2016, respectively, as included in the accompanying Rule 3-14 Combined Statements of Revenue and Certain Operating Expenses.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. These Unaudited Pro Forma Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Financial Statements set forth below should be read in conjunction with the consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2016

	Strategic Storage Trust II, Inc. Historical Note (1)	11 Property Portfolio Acquisition Note (3)		Strategic Storage Trust II, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$223,164,615	$27,175,688	a	$250,340,303
Buildings	378,839,821	57,187,735	a	436,027,556
Site improvements	32,472,652	6,163,000	a	38,635,652

	634,477,088	90,526,423		725,003,511
Accumulated depreciation	(11,329,843)	—		(11,329,843)

	623,147,245	90,526,423		713,673,668
Construction in Process	2,423,653	—		2,423,653

Real estate facilities, net	625,570,898	90,526,423		716,097,321
Cash and cash equivalents	11,962,163	(9,962,163	) b	2,000,000
Restricted cash	2,324,883	253,552	b	2,578,435
Other assets	8,777,371	(4,590,746	) c	4,186,625
Debt issuance costs, net of accumulated amortization	1,780,464	—		1,780,464
Intangible assets, net of accumulated amortization	12,785,410	3,263,577	a	16,048,987

Total assets	$663,201,189	$79,490,643		$742,691,832

LIABILITIES AND EQUITY
Debt	$284,133,892	$47,804,876	d	$331,938,768
Accounts payable and accrued liabilities	6,585,420	304,538	e	6,889,958
Due to affiliates	2,772,203	—		2,772,203
Distributions payable	2,285,075	—		2,285,075

Total liabilities	295,776,590	48,109,414		343,886,004

Commitments and contingencies
Redeemable common stock	7,519,326	—		7,519,326

Equity:
Strategic Storage Trust II, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2016	—	—		—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 42,267,020 shares issued and outstanding at September 30, 2016	42,267	2,950	f	45,217
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 4,955,383 shares issued and outstanding at September 30, 2016	4,955	365	f	5,320
Additional paid-in capital	419,045,485	33,134,103	f	452,179,588
Distributions	(20,227,032)	—		(20,227,032)
Accumulated deficit	(39,255,012)	(1,756,189	) g	(41,011,201)
Accumulated other comprehensive income	338,383	—		338,383

Total Strategic Storage Trust II, Inc. equity	359,949,046	31,381,229		391,330,275

Noncontrolling interest in Operating Partnership	(43,773)	—		(43,773)

Total equity	359,905,273	31,381,229		391,286,502

Total liabilities and equity	$663,201,189	$79,490,643		$742,691,832

See accompanying notes

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Strategic Storage Trust II, Inc. Historical Note (1)	21 Property Portfolio Historical Note (2)	Five Property Portfolio Historical Note (2)	Other 2015 Acquisitions Note (2)	Other 2016 Acquisitions Note (2)	Florida and Maryland Portfolio Historical Note (2)	11 Property Portfolio Historical Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental revenue	$17,547,235	$1,160,311	$942,485	$896,619	$15,279,488	$16,102,284	$6,312,165	$—		$58,240,587
Ancillary operating revenue	358,464	12,381	60,046	8,009	885,204	1,107,367	362,045	(99,011	) h	2,694,505

Total revenues	17,905,699	1,172,692	1,002,531	904,628	16,164,692	17,209,651	6,674,210	(99,011)		60,935,092

Operating expenses:
Property operating expenses	6,754,391	655,999	454,085	382,234	5,793,114	5,310,438	2,214,128	1,998,348	i	23,562,737
Property operating expenses - affiliates	2,124,892	—	—	—	—	—	—	5,724,011	j	7,848,903
General and administrative	1,591,577	—	—	—	—	—	—	—		1,591,577
Depreciation	3,967,981	—	—	—	—	—	—	12,461,897	k	16,429,878
Intangible amortization expense	5,142,417	—	—	—	—	—	—	14,573,077	k	19,715,494
Acquisition expenses - affiliates	2,776,679	—	—	—	—	—	—	(2,776,679	) l	—
Other property acquisition expenses	624,642	—	—	—	—	—	—	(624,642	) l	—

Total operating expenses	22,982,579	655,999	454,085	382,234	5,793,114	5,310,438	2,214,128	31,356,012		69,148,589

Operating income (loss)	(5,076,880)	516,693	548,446	522,394	10,371,578	11,899,213	4,460,082	(31,455,023)		(8,213,497)
Other income (expense):
Interest expense	(2,908,171)	—	—	—	—	—	—	(10,329,847	) m	(13,238,018)
Interest expense—accretion of fair market value of secured debt	91,061	—	—	—	—	—	—	326,759	m	417,820
Interest expense—debt issuance costs	(1,011,121)	—	—	—	—	—	—	(1,079,224	) n	(2,090,345)
Other	(32,430)	—	—	—	—	—	—	—		(32,430)

Net income (loss)	(8,937,541)	516,693	548,446	522,394	10,371,578	11,899,213	4,460,082	(42,537,335)		(23,156,470)
Less: Distributions to preferred unitholders in Our Operating Partnership	(4,825,139)	—	—	—	—	—	—	(799,558	) o	(5,624,697)
Less: Accretion of preferred equity costs	(1,621,385)	—	—	—	—	—	—	900,563	o	(720,822)
Net loss attributable to the noncontrolling interests in our Operating Partnership	93,124	—	—	—	—	—	—	(80,085	) p	13,039

Net income (loss) attributable to Strategic Storage Trust II, Inc. common stockholders	$(15,290,941)	$516,693	$548,446	$522,394	$10,371,578	$11,899,213	$4,460,082	$(42,516,415)		$(29,488,950)

See accompanying notes

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

	Strategic Storage Trust II, Inc. Historical Note (1)	Other 2016 Acquisitions Note (2)	Florida and Maryland Portfolio Historical Note (2)	11 Property Portfolio Historical Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental revenue	$30,292,850	$4,817,667	$6,731,282	$4,956,518	$—		$46,798,317
Ancillary operating revenue	198,478	332,791	462,916	272,146	(491	) h	1,265,840

Total revenues	30,491,328	5,150,458	7,194,198	5,228,664	(491)		48,064,157

Operating expenses:
Property operating expenses	10,918,186	1,780,816	2,219,937	1,817,086	1,166,089	i	17,902,114
Property operating expenses - affiliates	3,776,193	—	—	—	2,381,304	j	6,157,497
General and administrative	2,086,167	—	—	—	—		2,086,167
Depreciation	7,635,527	—	—	—	4,686,882	k	12,322,409
Intangible amortization expense	8,328,969	—	—	—	1,396,334	k	9,725,303
Acquisition expenses - affiliates	9,007,362	—	—	—	(9,007,362	) l	—
Other property acquisition expenses	2,758,340	—	—	—	(2,617,354	) l	140,986

Total operating expenses	44,510,744	1,780,816	2,219,937	1,817,086	(1,994,107)		48,334,476

Operating income (loss)	(14,019,416)	3,369,642	4,974,261	3,411,578	1,993,616		(270,319)
Other income (expense):
Interest expense	(4,678,187)	—	—	—	(5,250,326	) m	(9,928,513)
Interest expense—accretion of fair market value of secured debt	253,843	—	—	—	59,522	m	313,365
Interest expense—debt issuance costs	(2,907,873)	—	—	—	1,340,114	n	(1,567,759)
Other	(227,597)	—	—	—	—		(227,597)

Net income (loss)	(21,579,230)	3,369,642	4,974,261	3,411,578	(1,857,074)		(11,680,823)
Less: Distributions to preferred unitholders in Our Operating Partnership	—	—	—	—	—	o	—
Less: Accretion of preferred equity costs	—	—	—	—	—	o	—
Net loss attributable to the noncontrolling interests in our Operating Partnership	11,544	—	—	—	(6,384	) p	5,160

Net income (loss) attributable to Strategic Storage Trust II, Inc. common stockholders	$(21,567,686)	$3,369,642	$4,974,261	$3,411,578	$(1,863,458)		$(11,675,663)

See accompanying notes

STRATEGIC STORAGE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended December 31, 2015 and the Nine Months Ended September 30, 2016 (unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2016 and the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2016 were derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the nine months ended September 30, 2016.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 was derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015.

Note 2. Acquisitions

2015 Acquisitions

On August 14, 2014, we, through 26 wholly-owned subsidiaries of our operating partnership, Strategic Storage Operating Partnership II, L.P. (the “Operating Partnership”) executed 26 partial assignments of the purchase and sale agreement originally executed by a subsidiary of our former sponsor on July 9, 2014, with unaffiliated third parties (the “26 Property Purchase Agreement”) for the acquisition of 14 self storage facilities located in California; four self storage facilities located in Michigan; three self storage facilities located in Colorado; two self storage facilities located in Illinois and one self storage facility located in each of New Jersey, Washington and Maryland (the “26 Property Portfolio”). The aggregate purchase price for the 26 Property Portfolio was approximately $129.4 million, plus closing costs and acquisition fees. In January and February 2015, we closed on 21 of the properties in the 26 Property Portfolio (the “21 Property Portfolio”) and the remaining five properties (the “Five Property Portfolio”) closed in May 2015.

21 Property Portfolio

On January 23, 2015, we closed on seven self storage facilities located in California, Colorado, Illinois and Maryland representing the first phase (the “First Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of $26.3 million, plus closing costs and acquisition fees. On January 29, 2015, we closed on five self storage facilities located in California and Colorado representing the second phase (the “Second Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $28.6 million, plus closing costs and acquisition fees. On February 5, 2015, we closed on seven self storage facilities located in California, Colorado and Washington representing the third phase (the “Third Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $45.8 million, plus closing costs and acquisition fees. On February 19, 2015, we closed on two self storage facilities located in California and Illinois representing the fourth phase (the “Fourth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $10.9 million, plus closing costs and acquisition fees.

The acquisitions of the 21 Property Portfolio were funded with a combination of approximately $50.0 million of the proceeds of an investment by the Preferred Investor (as defined below) in our Operating Partnership in which the Preferred Investor received approximately 2.0 million preferred units in our Operating Partnership, draws of approximately $61.2 million under the KeyBank Facility and proceeds from our offering.

Five Property Portfolio

On May 8, 2015, we closed on three self storage facilities located in Michigan representing the fifth phase (the “Fifth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $11.9 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $3.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 120,000 Preferred Units in our Operating Partnership, a draw of approximately $6.5 million under the KeyBank Facility and proceeds from our offering.

On May 21, 2015, we closed on one self storage facility located in Michigan, representing the sixth phase (the “Sixth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $3.9 million, plus closing costs and acquisition fees, which was funded with the application of a portion of the earnest money deposit in connection with the 26 Property Portfolio.

On May 28, 2015, we closed on one self storage facility located in New Jersey, representing the seventh and final phase (the “Seventh Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $2.2 million, plus closing costs and acquisition fees, which was funded with the application of the remainder of the earnest money deposit in connection with the 26 Property Portfolio and a draw of approximately $3.6 million under the KeyBank Facility.

KeyBank Credit Facility

On January 20, 2015, we, through our Operating Partnership and certain affiliated entities, entered into a credit facility (the “KeyBank Facility”) with KeyBank, National Association (“KeyBank”). The KeyBank Facility had an initial term of three years, maturing on January 20, 2018, with two one-year extension options subject to certain conditions. We borrowed approximately $71.3 million under the KeyBank Facility to fund a portion of both the 21 Property Portfolio and the Five Property Portfolio. The amounts drawn were in the form of a Eurodollar Loan under the KeyBank Credit Agreement which bears interest at approximately 2.7%.

Issuance of Preferred Units of our Operating Partnership

On November 3, 2014, we and our Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSTI Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of SmartStop Self Storage Operating Partnership, L.P. In a number of transactions, the Preferred Investor invested a total of $59.5 million in our Operating Partnership and was issued approximately 2.4 million preferred units. The holders of the Preferred Units received current distributions (the “Current Distributions”) at a rate of a one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis. In addition to the Current Distributions, our Operating Partnership had the obligation to elect either (A) to pay the holder of the Preferred Units additional distributions monthly in an amount equal to: (i) 4.35% per annum of the Liquidation Amount through March 31, 2017; and (ii) beginning April 1, 2017, 6.35% per annum of the Liquidation Amount or (B) defer the additional distributions (the “Deferred Distributions”) in an amount that accumulated monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distributions through March 31, 2017; and (ii) beginning April 1, 2017, LIBOR plus 12.85% of the Deferred Distributions.

On July 22, 2015, our Operating Partnership redeemed 240,000 Preferred Units for $6 million; on September 23, 2015, our Operating Partnership redeemed 340,000 Preferred Units for $8.5 million; and on October 30, 2015, our Operating Partnership redeemed 1.0 million Preferred Units for $25 million. The Redemption Price for the Preferred Units for the partial redemptions equaled the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions thereon to the date of redemption. On November 9, 2015, our Operating Partnership redeemed the remaining approximately 800,000 Preferred Units for approximately $22 million resulting in the redemption of all of the Preferred Units.

Foley Property

On September 11, 2015 we closed on one self storage facility located in Foley, Alabama (the “Foley Property”) for a purchase price of approximately $8.0 million, plus closing costs and acquisition fees which we funded with net proceeds from our offering.

Tampa Property

On November 3, 2015, we closed on one self storage facility located in Tampa, Florida (the “Tampa Property”). The purchase price for the Tampa Property was approximately $3.2 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

2016 Acquisitions

Boynton Beach Property

On January 7, 2016, we closed on one self storage facility located in Boynton Beach, Florida (the “Boynton Beach Property”). The purchase price for the Boynton Beach Property was approximately $17.9 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Lancaster Property

On January 11, 2016, we closed on one self storage facility located in Lancaster, California (the “Lancaster II Property”). The purchase price for the Lancaster II Property was approximately $4.7 million, plus closing costs and acquisition fees. We financed the acquisition of the Lancaster II Property with net proceeds from our offering.

Toronto Portfolio

On February 11, 2016, we closed on three self storage facilities located in the Burlington, Milton and Oakville areas of Toronto, Canada (the “Toronto Portfolio”). The purchase price for the Toronto Portfolio was approximately $39.1 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from our offering, assumptions of existing mortgages and a new loan.

In connection with the acquisition of the Toronto Portfolio, we, through two special purpose entities formed to acquire and hold two of the properties, assumed two secured loans with Wells Fargo Bank (“Wells Fargo”).

We assumed a loan dated June 10, 2014 with Wells Fargo in the U.S. dollar equivalent principal amount of approximately $6.9 million (the “Burlington Loan”) at closing that is secured by the property located in Burlington (the “Burlington Property”). The Burlington Loan accrues interest at a fixed rate of 5.98% annually on approximately $4.7 million of principal amount and a floating rate equal to the three-month CDOR Rate (as defined in the loan agreement) plus 4.05% annually on approximately $2.2 million of principal amount. The Burlington Loan matures on October 15, 2018.

We also assumed a loan dated October 15, 2013 with Wells Fargo in the U.S. dollar equivalent principal amount of approximately $4.8 million (the “Milton Loan”) at closing that is secured by the property located in Milton (the “Milton Property”). The Milton Loan matures on October 15, 2018 and carries a fixed interest rate of 5.81%.

In connection with the closing of the property located in Oakville (the “Oakville Property”), a special purpose entity formed to acquire and hold the Oakville Property entered into a new loan with the Bank of Montreal (“BMO”) in an amount up to approximately the U.S. dollar equivalent of $10.8 million (the “Oakville Loan”) with respect to which interest accrues at the BMO’s prime rate plus 1.75% per annum. At closing, approximately $7.1 million was outstanding on the Oakville Loan. The balance of approximately $3.7 million will be used in connection with future construction of a retail component at the Oakville Property.

Appleby Portfolio

On February 29, 2016, we closed on two self storage facilities located in the Burlington and Oakville areas of Toronto, Canada (the “Appleby Portfolio”). The purchase price for the Appleby Portfolio was approximately $21.4 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from our offering and new debt.

In connection with the Appleby Portfolio, we, through four property holding special purpose entities, entered into a loan agreement with Fifth Third Bank (the “Fifth Third Loan”). The loan agreement (the “Fifth Third Loan Agreement”) provides for a non-revolving loan in the U.S. dollar equivalent principal amount of $12.4 million (the “Loan Amount”).

The Loan Amount incurs interest at a rate equal to CDOR on such day plus 2.50% per annum. Principal and interest payments must be made monthly. The Fifth Third Loan may be prepaid at any time as long as we provide 30 days prior written notice. The Fifth Third Loan is secured by the Appleby Portfolio properties and matures on February 28, 2021.

Pursuant to the Fifth Third Loan Agreement, we must maintain a debt service coverage ratio of no less than the following: (a) prior to March 31, 2018, 1.25 to 1.00; and (b) thereafter, 1.30 to 1.00. We must also maintain a tangible net worth of at least $50 million. In addition, we executed a guaranty in favor of Fifth Third Bank guaranteeing 20% of the Loan Amount.

Seven Property Portfolio

On April 20, 2016, we purchased seven self storage facilities (the “Seven Property Portfolio”), five of which are located in Ohio and two of which are located in Indiana. We acquired the Seven Property Portfolio from certain subsidiaries of Extra Space for a purchase price of approximately $18.0 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Port St. Lucie Property

On April 29, 2016, we purchased a self storage facility (the “Port St. Lucie Property”), located in Port St. Lucie, Florida. We acquired the Port St. Lucie Property from an unaffiliated third party for a purchase price of approximately $9.3 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Sacramento Property

On May 9, 2016, we purchased a self storage facility (the “Sacramento Property”), located in Sacramento, California. We acquired the Sacramento Property from an unaffiliated third party for a purchase price of approximately $8.2 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Oakland and Concord Properties

On May 18, 2016, we purchased two self storage facilities (the “Oakland and Concord Properties”), located in Oakland and Concord, California. We acquired the Oakland and Concord Properties from an unaffiliated third party for a purchase price of approximately $49.9 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering and an assumption of an existing mortgage.

In connection with the acquisition of the Oakland and Concord Properties on May 18, 2016, we, through two special purpose entities formed to acquire and hold the Oakland and Concord Properties, assumed a loan with USAmeriBank (“USAmeribank”).

We assumed the renewal promissory note dated October 28, 2015 in favor of USAmeriBank in the principal amount of $20 million (the “Oakland Loan”) that is secured by the Oakland and Concord Properties. The Oakland Loan accrues interest at a rate equal to the 30-day LIBOR Rate (as defined in the promissory note) plus 2.0% per annum. The Oakland Loan matures on April 10, 2023. In connection with the Oakland Loan, we also assumed an interest rate swap with USAmeriBank that fixes the interest rate at 3.95% and that will expire on April 10, 2023.

Florida and Maryland Property Portfolio

On June 1, 2016, we closed on the first phase of a 27 property portfolio consisting of 11 self storage facilities in Florida and Maryland (the “Florida and Maryland Property Portfolio”). The purchase price for the Florida and Maryland Property Portfolio was approximately $275 million, plus closing costs and acquisition fees, which we funded with a combination of proceeds from our offering, a drawdown on the Amended KeyBank Credit Facility, the KeyBank Property Loan and the KeyBank Subordinate Loan.

Amended KeyBank Credit Facility

On December 22, 2015, we, through our Operating Partnership, and certain affiliated entities, entered into an amended and restated revolving credit facility (the “Amended KeyBank Credit Facility”) with KeyBank. The Amended KeyBank Credit Facility replaced our term credit facility with KeyBank in which we had a maximum borrowing capacity of approximately $71.3 million. Under the terms of the Amended KeyBank Credit Facility, we have a maximum borrowing capacity of $145 million. To finance the purchase of the Florida and Maryland Property Portfolio, we borrowed $100 million under the Amended KeyBank Facility.

The KeyBank Property Loan

On June 1, 2016, we, through certain affiliated entities (collectively, the “Borrower”) entered into a credit agreement (the “Property Loan Agreement”) for a secured loan in the amount of $105 million (the “KeyBank Property Loan”) with KeyBank. The Borrower borrowed $105 million in connection with the purchase of the properties in the Florida and Maryland Portfolio. The KeyBank Property Loan is a term loan facility that had an original maturity date of December 31, 2016. Payments due pursuant to the KeyBank Property Loan are interest-only due on the first day of each month. The amounts drawn were in the form of a Eurodollar Loan under the Property Loan Agreement which bears interest at approximately 2.7%

The KeyBank Subordinate Loan

On June 1, 2016, in conjunction with the acquisition of the Florida and Maryland Property Portfolio, we entered into a credit agreement (the “Subordinate Loan Agreement”) in which we borrowed $30 million (the “KeyBank Subordinate Loan”) with KeyBank. The KeyBank Subordinate Loan is a term loan facility that had an original maturity date of December 31, 2016. Payments due pursuant to the KeyBank Subordinate Loan are interest-only due on the first day of each month. The amounts drawn were in the form of a Eurodollar Loan under the KeyBank Subordinate Loan which bears interest at approximately 6.1%.

Sonoma Property

On June 14, 2016, we purchased a self storage facility (the “Sonoma Property”), located in Sonoma, California. We acquired the Sonoma Property from an unaffiliated third party for a purchase price of approximately $7.4 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Las Vegas I Property

On July 28, 2016, we purchased a self storage facility (the “Las Vegas I Property”), located in Las Vegas, Nevada. We acquired the Las Vegas I Property from an unaffiliated third party for a purchase price of approximately $13.9 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Las Vegas II Property

On September 23, 2016, we purchased a self storage facility (the “Las Vegas II Property”), located in Las Vegas, Nevada. We acquired the Las Vegas II Property from an unaffiliated third party for a purchase price of approximately $14.2 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

Las Vegas III Property

On September 27, 2016, we purchased a self storage facility (the “Las Vegas III Property”), located in Las Vegas, Nevada. We acquired the Las Vegas III Property from an unaffiliated third party for a purchase price of approximately $9.3 million, plus closing costs and acquisition fees, which we funded with net proceeds from our offering.

11 Property Portfolio

On December 30, 2016, we closed on the remaining 11 self storage facilities in North Carolina and two parcels of land adjacent to facilities in North Carolina representing the second and final phase of the acquisition of the 27 property portfolio. The purchase price of the 11 Property Portfolio was approximately $92.8 million, plus closing costs and acquisition fees, which was funded with a combination of proceeds from the our public offering and the assumption of the North Carolina Loan, as described below. In addition to the 11 self storage facilities listed above, the 11 Property Portfolio included four parcels of land in Asheville, North Carolina that are adjacent to facilities in that area with an aggregate purchase price of approximately $0.65 million. We determined that two of the parcels were independent of their respective adjacent self storage facility’s operations, and could feasibly be considered separate parcels. In connection with the acquisition of the 11 Property Portfolio, we, through two special purchase entities formed to acquire and hold the properties acquired in the 11 Property Portfolio, assumed a loan with Wells Fargo Bank, National Association, as trustee, on behalf of the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24, which has a principal amount of approximately $47.2 million (the “North Carolina Loan”).

The interest rate on the North Carolina Loan is 5.311% and matures in August 2024. The monthly payment on the North Carolina Loan is interest only through August 2019 and is secured by deeds of trust on our interest in the 11 self storage facilities acquired in the 11 Property Portfolio.

The North Carolina Loan was securitized, and therefore, the loan may not be prepaid but may be repaid in whole or in part through a partial or full defeasance (releasing one of more of the properties from the liens). Pursuant to a joinder by and agreement of new indemnitor, we provided a non-recourse guaranty and environmental indemnity in connection with the assumption of the North Carolina Loan.

CMBS Loan

On July 28, 2016, we, through 29 special purpose entities (collectively, the “Borrowers”) wholly owned by our operating partnership, entered into a loan agreement (the “Loan Agreement”) with KeyBank in which the Borrowers borrowed $95 million. Pursuant to the Loan Agreement, the collateral under the Loan consists of the Borrowers’ respective fee interests in 29 self storage properties (the “Mortgaged Properties”). The proceeds of the Loan were primarily used to pay down the Amended KeyBank Credit Facility. In connection with paying down the Amended KeyBank Credit Facility, the Mortgaged Properties were released as collateral.

The Loan has an initial term of ten years, maturing on August 1, 2026. Monthly payments due under the Promissory Notes are interest-only for the first five years and payments reflecting a 30-year amortization schedule begin thereafter. The Promissory Notes bear interest at 3.89%.

Note 3. Unaudited Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangibles assets acquired in the 11 Property Portfolio based on their estimated fair values as of the date of acquisition. The purchase price allocations are preliminary and subject to change.

(b)	Represents cash used to purchase the 11 Property Portfolio (assuming we require $2 million for operations) as well as the funds held in an escrow account for property tax and insurance related to the properties encumbered by the North Carolina Loan.

(c)	Represents the application of approximately $4.7 million earnest money deposit offset by prepaid property insurance and prepaid property taxes acquired in the acquisition.

(d)	Reflects the proceeds of approximately $47.2 million North Carolina Loan assumed during the acquisition, plus approximately $1.0 million fair market value of debt adjustment recorded through the purchase price allocation, less debt issuance costs incurred in conjunction with the loan assumption.

(e)	Represents prepaid customer rent assumed in the acquisition of the 11 Property Portfolio.

(f)	Represents the additional funds we would have had to raise from investors to cover the cash outlays used to acquire the 11 Property Portfolio.

(g)	Reflects acquisition expenses and costs related to the acquisition of the 11 Property Portfolio.

Note 4. Statements of Operations – Pro Forma Adjustments

Acquisitions requiring financial statements in accordance with rule 3-14 and article 11 of Regulation S-X have been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2015 and the nine months ended September 30, 2016. All other acquisitions are combined in the other acquisitions columns based on the year they were acquired.

(h)	Represents adjusting the historical ancillary operating revenue to exclude revenue from truck rentals and tenant insurance which were not included in the acquisitions.

(i)

Represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value. In addition the adjustment reflects the removal of historical operating expenses from truck rentals and tenant insurance which were not included in the acquisitions.

(j)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager is paid a monthly fee generally equal to the greater of 6% of gross revenues or $2,500. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined in the advisory agreement.

(k)	Reflects the additional depreciation and amortization expense resulting from the acquisition of the Pro Forma Properties as if they were completed on January 1, 2015. Such depreciation and amortization expense was based on purchase price allocation of approximately $244 million to land, approximately $36 million to site improvements, approximately $415 million to building, and approximately $28 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30-35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over its estimated benefit period. The purchase price allocation of the 11 Property Portfolio is preliminary and therefore depreciation and amortization expense is preliminary and is subject to change.

(l)	Historical property acquisition expenses directly attributable to the Pro Forma Properties has been excluded from the pro forma consolidated statement of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016. The costs that remain in the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2016 relate to dead deal costs and acquisitions that had not yet closed as of September 30, 2016.

(m)	Adjustment reflects additional interest expense and accretion of the fair market value of debt from the following debt instruments as if they had been outstanding for the entire year ended December 31, 2015 and nine months ended September 30, 2016.

•	$7.3 million Burlington fixed and variable loans;

•	$5.1 million Milton fixed rate loan;

•	$7.7 million Oakville I loan;

•	$12.6 million Burlington II and Oakville II variable rate loan;

•	$20 million Oakland and Concord fixed rate loan;

•	$47.2 million North Carolina Loan;

•	$105 million KeyBank Property Loan;

•	$20 million KeyBank Subordinate Loan; and

•	$95 million KeyBank CMBS Loan

(n)	Represents the amortization of debt issuance costs from the loans used to finance the debt noted above.

(o)	Adjustment reflects distributions to preferred unit holders and the accretion of preferred equity issuance costs related to the preferred equity in our Operating Partnership issued in conjunction with the acquisitions of the 21 Property Portfolio and the Five Property Portfolio.

(p)	Noncontrolling interest is adjusted based on the additional pro forma losses and shares outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: March 17, 2017	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)